     As filed with the Securities and Exchange Commission on July 27, 1999
                                                 REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               ------------------


                       CYBEX COMPUTER PRODUCTS CORPORATION
             (Exact name of registrant as specified in its charter)


                               ------------------



         ALABAMA                                              63-0801728
    (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                      Identification Number)


                               ------------------


    4991 CORPORATE DRIVE
    HUNTSVILLE, ALABAMA                                           35805
(Address of Principal Executive Offices)                        (Zip Code)

                               ------------------


                       CYBEX COMPUTER PRODUCTS CORPORATION
                       1998 EMPLOYEE STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                               ------------------

                               STEPHEN F. THORNTON
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              4991 CORPORATE DRIVE
                            HUNTSVILLE, ALABAMA 35805
                                 (256) 430-4000
 (Name, address and telephone number, including area code, of agent for service)

                               ------------------

                          Copies of Communications To:
                              JOHN H. COOPER, ESQ.
                             SIROTE & PERMUTT, P.C.
                           2222 ARLINGTON AVENUE SOUTH
                         BIRMINGHAM, ALABAMA 35255-5727
                               TEL: (205) 930-5108
                               FAX: (205) 930-5301


                               ------------------

                                          CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                        PROPOSED MAXIMUM       PROPOSED MAXIMUM
       TITLE OF SECURITIES           AMOUNT TO BE      OFFERING PRICE PER     AGGREGATE OFFERING        AMOUNT OF
         TO BE REGISTERED             REGISTERED (1)         SHARE                   PRICE            REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value        448,250 shares          $18.39 (2)           $ 8,243,318              $2,292
Common Stock, $.001 par value        676,750 shares          $28.00 (3)           $18,949,000              $5,268
    Total                          1,125,000 shares                                                        $7,560
=======================================================================================================================

    (1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been divided into two subtotals.

    (2) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The computation is based on the weighted average exercise price at which the options whose exercise will result in the issuance of the shares being registered may be exercised.

    (3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported on the Nasdaq National Market tier of The Nasdaq Stock Market for the Common Stock on July 20, 1999, which was $28.00 per share.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         NOTE: THE DOCUMENT(S) CONTAINING THE EMPLOYEE BENEFIT PLAN INFORMATION REQUIRED BY ITEM 1 OF FORM S-8 AND THE STATEMENT OF AVAILABILITY OF REGISTRANT INFORMATION AND ANY OTHER INFORMATION REQUIRED BY ITEM 2 OF FORM S-8 WILL BE SENT OR GIVEN TO PARTICIPANTS AS SPECIFIED BY RULE 428 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). IN ACCORDANCE WITH RULE 428 AND THE REQUIREMENTS OF PART I OF FORM S-8, SUCH DOCUMENTS ARE NOT BEING FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") EITHER AS PART OF THIS REGISTRATION STATEMENT OR AS PROSPECTUSES OR PROSPECTUS SUPPLEMENTS PURSUANT TO RULE 424 UNDER THE SECURITIES ACT. THE REGISTRANT SHALL MAINTAIN A FILE OF SUCH DOCUMENTS IN ACCORDANCE WITH THE PROVISIONS OF RULE 428. UPON REQUEST, THE REGISTRANT SHALL FURNISH TO THE COMMISSION OR ITS STAFF A COPY OR COPIES OF ALL OF THE DOCUMENTS INCLUDED IN SUCH FILE.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         Cybex Computer Products Corporation (the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's latest annual report on Form 10-K for the fiscal year ended March 31, 1999, as filed with the Commission on June 23, 1999 pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The description of the Company's common stock, par value $.001 per share, set forth under the caption "Description of Capital Stock," beginning on page 40 of the Company's Registration Statement on Form S-1 (Registration No. 33-93124) filed with the Commission on June 6, 1995, as amended.

         (c)      All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregistered all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed documents which is also incorporated by reference herein) modified or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

ITEM 4.           DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 10-2B-8.51 and 10-2B-8.56 of the Alabama Business Corporation Act (the "ABCA"), allow indemnification by a corporation, under certain circumstances, of any person who was or is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; provided, that such person acted in good faith and in a manner he reasonably believed to be, in the case of conduct in his or her official capacity with the corporation, in the best interests of the corporation and, in all other cases, in or at least not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director, officer, employee or agent of the corporation (i) in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or (ii) in connection with any other proceeding charging improper personal benefit to such person in which such person was adjudged liable on the basis that personal benefit was improperly received by him or her.

         Pursuant to Sections 10-2B-8.52 and 10-2B-8.56 of the ABCA, a corporation is required to indemnify a director or officer who was successful, on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter in such proceeding, where he or she was a party because he or she is or was a director or officer of the corporation, against reasonable expenses incurred in connection therewith, notwithstanding that he or she was not successful on any other claim, issue or matter in any such proceeding.

         The Amended and Restated Articles of Incorporation of the Company contain provisions that have the effect of requiring the Company to indemnify any person who is or was a director, officer, employee or agent of the Company to the extent permitted by Sections 10-2B-8.51 and 8.52 of the ABCA.

         A corporation also has the power under Section 10-2B-8.57 of the ABCA to purchase and maintain indemnity insurance against such threatened, pending or completed action, suit or proceeding on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not the corporation would have power to indemnify him or her against the same liability under Sections 10-2B-8.51 or 10-2B-8.52.

         The Company maintains Directors' and Officers' liability insurance which covers the directors and officers of the Company for certain actions taken in their capacity as such.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.           EXHIBITS

         Exhibit No.    Description of Exhibit
         -----------    ----------------------

            4.1         Amended and Restated Articles of Incorporation of the
                        Company, incorporated by reference to Exhibit No. 3.1 to Amendment No. 1 to Registration Statement No. 33-93124.

            4.2 Amended and Restated By-Laws of the Company, incorporated by reference to Exhibit No. 3.2 to Amendment No. 1 to Registration Statement No. 33-93124.

            5           Opinion of Sirote & Permutt, P.C. re: legality of shares

            23.1        Consent of PricewaterhouseCoopers LLP

            23.2 Consent of Sirote & Permutt, P.C. (contained in opinion of counsel filed in Exhibit 5 hereto)

            24 Power of Attorney (set forth on the signature pages of this Registration Statement)

            99          Cybex Computer Products Corporation 1998 Employee Stock
                        Incentive Plan

ITEM 9.                    UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
                  (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this registration statement to be singed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on this 23rd day of July, 1999.

                                 CYBEX COMPUTER PRODUCTS CORPORATION



                                 By: /s/ STEPHEN F. THORNTON
                                     -------------------------------------------
                                         Stephen F. Thornton
                                         Chairman of the Board, President and
                                         Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen F. Thornton and Doyle C. Weeks, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                                            DATE

 /s/ STEPHEN F. THORNTON                    Chairman of the Board, President and             July 23, 1999
------------------------------------------  Chief Executive Officer (Principal
Stephen F. Thornton                         Executive Officer)

 /s/ DOUGLAS E. PRITCHETT                   Senior Vice President of Finance and             July 23, 1999
------------------------------------------  Chief Financial Officer (Principal
Douglas E. Pritchett                        Financial and Accounting Officer)

 /s/ DOYLE C. WEEKS                         Executive Vice President, Group                  July 23, 1999
------------------------------------------  Operations and Business Development,
Doyle C. Weeks                              and Director

 /s/ REMIGIUS G. SHATAS                     Executive Vice President - Special               July 23, 1999
------------------------------------------  Projects, Secretary and Director
Remigius G. Shatas

                                            Director
------------------------------------------
Oscar L. Pierce

 /s/ DAVID S. BUTLER                        Director                                         July 23, 1999
------------------------------------------
David S. Butler

 /s/ JOHN R. COOPER                         Director                                         July 23, 1999
------------------------------------------
John R. Cooper

                                  EXHIBIT INDEX


     Exhibit No.                  Description of Exhibit
     -----------                  ----------------------

         4.1 Amended and Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit No. 3.1 to Amendment No.
                  1 to Registration Statement No. 33-93124.

         4.2 Amended and Restated By-Laws of the Company, incorporated by reference to Exhibit No. 3.2 to Amendment No. 1 to
                  Registration Statement No. 33-93124.

         5        Opinion of Sirote & Permutt, P.C. re: legality of shares

         23.1     Consent of PricewaterhouseCoopers LLP

         23.2 Consent of Sirote & Permutt, P.C. (contained in opinion of counsel filed in Exhibit 5 hereto)

         24 Power of Attorney (set forth on the signature pages of this Registration Statement)

         99       Cybex Computer Products Corporation 1998 Employee Stock
                  Incentive Plan